Exhibit 99.1

APPLICATION FOR SUBSCRIPTION

FOR THE COMMON STOCK OF

GATEWAY PACIFIC BANCORP

ORIGINAL STOCK ISSUE: 1,550,000 to 1,937,500 shares of common stock, no par value (the “Common Stock”), of Gateway Pacific Bancorp (the “Company”), to be subscribed for and issued at $10.00 per share (the “Offering”).

The undersigned, having received and read in its entirety the Company’s Prospectus dated July __, 2008, and all supplements and amendments thereof if any (the “Prospectus”), hereby offers to purchase up to              shares of the Common Stock at a subscription price of $10.00 per share. (For more information regarding the Common Stock, please refer to the Prospectus.)

The Company will determine in its sole discretion whether to accept this Application for Subscription for Common Stock (this “Application”) for all or any portion of the shares applied for or whether to reject this Application in its entirety. In the event that the Company rejects all or a portion of the requested subscription offer, Pacific Coast Bankers’ Bank, as the Company’s impound agent for the Offering (the “Impound Agent”), will refund to the subscriber all, or the appropriate portion of, the amount remitted with this Application. The Company, in its sole discretion, will decide which subscription offers (or portions thereof) to accept, and all appropriate refunds will be mailed, no later than two weeks following the Offering Expiration Date (as defined below).

IMPORTANT: TWO COPIES OF THIS APPLICATION, COMPLETED, SIGNED AND ACCOMPANIED BY A COMPLETED FORM W-9 AND PAYMENT IN FULL FOR ALL SHARES SUBSCRIBED FOR, MUST BE RECEIVED BY THE IMPOUND AGENT BY              P.M., PACIFIC TIME, ON OR BEFORE             , 2008 (SUBJECT TO EARLIER TERMINATION OR EXTENSION BY THE COMPANY) (the “Offering Expiration Date”). WE URGE YOU TO REMIT PROMPTLY, SINCE THE OFFERING MAY CLOSE PRIOR TO THE EXPIRATION DATE.

PLEASE MAIL TWO COPIES OF THIS APPLICATION FOR SUBSCRIPTION TO THE IMPOUND AGENT AT: GATEWAY PACIFIC BANCORP, C/O PACIFIC COAST BANKERS’ BANK, 340 PINE STREET, SUITE 401, SAN FRANCISCO, CALIFORNIA 94104, ATTN: IMPOUND ACCOUNT. The Impound Agent will forward one copy to the Company and retain one copy. Payment may only be made (a) by check or funds payable to “Pacific Coast Bankers’ Bank for the benefit of Gateway Pacific Bancorp, Impound Account” or (b) by wire transfer of funds to the impound account maintained by and at the offices of the Impound Agent for the purpose of accepting subscriptions, ABA No. 121042484, Attention: Pac Cst Bkers BK SF, Credit To: Gateway Pacific Bancorp, Further Credit: Investor Name/Registration, Account Number             . The subscription price will be deemed to have been received by the Impound Agent only upon receipt of collected funds, in the full amount of the subscription price, into the Impound Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five (5) business days to clear. Accordingly, if you wish to pay the subscription price by means of uncertified personal check, please make your payment sufficiently in advance of the Offering Expiration Date to ensure that such payment is received and clears by such time. We urge you to consider payment by means of certified or cashier’s check, money order or wire transfer of funds. If sending this Application by mail, we recommend that you do so by registered mail, properly insured, with return receipt requested.

These securities are not deposits and are not insured by the Federal Deposit Insurance Corporation and are subject to loss, including loss of principal.

By executing this Application, each of the undersigned hereby acknowledges and agrees to all of the terms and conditions set forth in the Prospectus as well as all of the following terms and conditions:

1. The funds received by the Impound Agent from the undersigned and deposited in the Impound Account described in the Prospectus (the “Impound Account”) may be invested in U.S. government securities, without any liability by the Company to the undersigned. It is further agreed that any profits from such investments will accrue to and be the property of the Company, except as otherwise indicated herein.

2. If this subscription offer, or any part thereof, is rejected by the Company, the Company will return to the undersigned a portion of this payment (net of any losses since investment) equal to the excess of the amount required in payment for the shares of Common Stock allotted to the undersigned.

3. It is understood that if for any reason the Company cancels the offering, its subsidiary bank does not open for business or does not receive final approval from the Commissioner of the Department of Financial Institutions to commence operations, all subscriptions will be canceled and all subscription funds will be returned to the subscribers pro rata after crediting any interest realized from investing such subscription funds (from the date on which such funds are deposited into the Impound Account until the date such funds are returned) and debiting any losses without any further liability on the part of the Company.

4. The offer to purchase shares of the Common Stock is irrevocable.

5. Each of the undersigned acknowledges that Pacific Coast Bankers’ Bank is acting solely as the Impound Agent in connection with the Offering and makes no recommendation with respect thereto. The Impound Agent has made no investigation regarding the Offering or any person or entity involved in the Offering.

6. Certificates for the Common Stock purchased by the undersigned shall be registered as listed below. If certificates are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such person.

PLEASE PRINT OR TYPE EXACT NAME(S) THE CERTIFICATES SHOULD BE ISSUED IN:

TOTAL NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR: ______________

Full Name of each Subscriber (please print or type)

Address to which certificates should be mailed

City, State and Zip

Daytime Telephone Number

Social Security Number	Taxpayer Identification Number (if applicable)

If certificates are to be held jointly by more than one owner, all joint owners should sign this Application below. Each of the undersigned has executed this Application and returned two hereof to the Impound Agent at the address set forth above, accompanied by payment in full in the manner set forth above. Each of the undersigned understands that all information submitted on this Application will be treated confidentially.

Dated: ________________, 2008

(Subscriber’s Signature)

(Subscriber’s Signature)

PLEASE RETURN THE TOP TWO COPIES OF THIS APPLICATION TO THE IMPOUND AGENT AND RETAIN THE BOTTOM COPY FOR YOUR RECORDS

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